Exhibit 99.1

  AFP Imaging Executes Agreement to Acquire QR, srl, A Leading Edge,
                    3D Imaging Technology Company

    ELMSFORD, N.Y.--(BUSINESS WIRE)--Feb. 27, 2007--AFP Imaging Corporation (OTCBB: AFPC.OB) today announced that it has entered into a definitive Agreement to acquire Quantitative Radiology, srl. ("QR") of Verona, Italy. QR is the original global supplier for state-of-the-art, in-office 3D dental computed tomography (CT). QR uses an imaging technology that features a cone shaped beam (a CBCT scanner) of x-rays. Currently, AFP through its Dent-X division is their exclusive scanner distributor in North and South America, excluding Brazil. Upon closing, AFP will integrate the R&D and manufacturing activities as well as manage the world-wide distribution of all QR products and software. QR has internally developed and owns its proprietary, image reconstruction algorithms and software. The closing is scheduled to take place in approximately the next thirty to forty-five days.

    The scanner is known as the NewTom 3G, a third generation evolution, capable of capturing and displaying low dose, three-dimensional (3D) digital images. QR was founded in 1989. Over the past ten years there have been approximately 500 various QR cone beam units installed, or roughly half of the total world-wide sites in use today. This includes 91 units in North America. NewTom images are enhanced CT scans of the cranial anatomy, including the jaw and teeth. They are a dynamic improvement over historical two dimensional, general-purpose x-ray films and panoramic film images. The NewTom 3G can replace outsourced, higher radiation, hospital CT scans that dentists had to rely on for many years. The NewTom 3G system is a step forward for Ear, Nose and Throat (ENT) and dental specialists including Implantologists, Orthodontists, and Oral surgeons, among others. They provide the clinician with more clarity and information when analyzing and diagnosing a patient's dental condition and jaw structures. Clearly, AFP believes the dental and ENT profession has embraced QR's technology. The dentist's incentive to purchase a NewTom 3G CT system is that it will allow for more control over a quicker in-office completion of the prescribed procedure and treatment. The financial return to the professional who leases or purchases a NewTom 3G should be realized in approximately one to two years, depending on the number of scans performed per month. For the patient, a cranial CT scan in the hospital involves unnecessary higher dose radiation exposures, less patient convenience and often with higher costs.

    David Vozick, Chairman said, "AFP views this acquisition as an opportunistic breakthrough to bring the Company to the ultimate level of today's medical technology. In the last ten years, the dental profession has begun to transition from x-ray film to digital sensors that replace film. AFP participates in this trend with the prior development and sales of Dent-X's EVA digital sensor. Approximately twenty five percent of domestic general dental practices employ digital x-ray sensors and computer imaging. With the acquisition of QR, AFP has become one of only five major manufacturers, in the world, of specific dental or ENT office CBCT x-ray systems. Now that this advanced medical technology is affordable to the clinician and patient alike, we believe that the rate of adoption will quickly accelerate. We are at that starting point, right now, with respect to 3D x-ray imaging. With QR's technology, AFP wants to be properly positioned to realize significant and rapid growth in revenues and earnings in the coming years. QR is also an excellent resource for the Company to continue proprietary software development for a variety of digital products."

    QR manufactures the NewTom 3G in Verona, Italy and has distributors throughout the world. The NewTom 3G scanners are already market leaders in Europe and Japan. They also have FDA approval. Cone Beam Imaging equipment retails to the imaging professional between $180,000 and $225,000. AFP expects to continue to invest in the expansion of QR's design efforts including software development for additional applications. It is important to note that while finalizing the acquisition, AFP and QR have also collaborated to develop and publicly introduced this week, another new model CBCT scanner, at the nationally attended Chicago Mid Winter dental trade show. This new vertical generation model, the "VG", with a nine inch field of view, features patient positioning while standing, seated or in a wheelchair. The primary benefit from vertical patient positioning is a smaller footprint for the equipment where office space is a consideration. Therefore, AFP will be the only supplier in the world with two CBCT models featuring horizontal or vertical patient positioning to meet the exacting diagnostic needs suitable for the patient. Elderly, infirm or non-ambulatory trauma patients or small children can best be examined and imaged while lying down on the supporting scanner table. Patient positioning in this modality maximizes image sharpness for those patients unable to comfortably stand still.

    Donald Rabinovitch, President said, "Approximately 10,000 conventional, two dimensional panoramic x-ray units are sold each year, worldwide. Four thousand new units are sold in North America and the balance in the rest of the world. Approximately 75,000 are installed in the USA and all are candidates for upgrading to 3D imagers. We expect AFP to significantly participate in the inevitable shift from analog pans towards cone beam, 3D x-ray examinations for dental implants and other procedures. It is estimated that the market for CBCT equipment, worldwide, over the next four to five years to be between 7,000 to 10,000 units or $ 1.5 billion using current average retail prices. Adding cone beam technology under our corporate umbrella opens the door wider to other related medical applications besides the dental specialist or oral surgeon. Since the QR scanner can cover up to a single, twelve-inch field of view, another important application for its use is in Ear, Nose and Throat (ENT) examinations. There are about 9,000 doctors in the US who are ENT Board certified. These professionals can utilize in-office CT scans that can cover the anatomy from the bridge of the nose down to the larynx area below the jaw. AFP has already begun to deliver units for in office ENT applications and will aggressively pursue this opportunity as well as investigating other potential medical uses besides ENT and dentistry. We will entrepreneurially analyze a variety of potential clinical applications, including image guided surgery suitable for this technology."

    Dr. Roberto Molteni, AFP's Executive Vice President of Technology said, "We are very excited by this opportunity to expand our Dent-X line of digital imaging products with sophisticated Cone Beam Computed Tomography. It is a major step forward for AFP and is quickly becoming the diagnostic tool par excellence in dentistry plus in other specialties. The combination of QR's early market leadership position, innovative technology know-how and AFP's global marketing skills will make AFP an important factor in the worldwide CBCT marketplace. The addition of the QR engineering staff is of significant value to the future growth of AFP's overall technology base, software development and other new product introductions. We would expect AFP will now become an international source of sophisticated digital imaging systems. Development of the necessary three dimensional reconstruction software is truly a barrier to entry for other possible competitors."

    AFP Imaging is a diagnostic imaging supplier whose products are distributed worldwide with clinical applications for dental, medical and veterinary professionals. The company's quality assurance program is ISO 9001 certified, an international standard. The company's digital imaging technologies and product lines are providing the gateway for future internal and external growth. Through its global distribution network, the Company has produced branded products installed in approximately 100,000 dental and medical facilities. Each site serves as a reference point for future user upgrades of equipment. The company's products are distributed under various trademarked brand names that include AFP, DENT-X, and EVA. For additional corporate information please visit our web sites at www.afpimaging.com and www.dent-x.com.

    The remarks contained in this press release and presented elsewhere by management from time to time contain forward-looking statements, which involve risks and uncertainties, including statements regarding the Company's plans, objectives, expectations and intentions. The Company's actual results may differ significantly from the results discussed in this press release or in other forward-looking statements presented by management. Among the factors that could cause actual results to differ materially include failure of revenue on new products to develop as estimated, regulatory delays, loss of existing customers, the Company's inability to meet increasing demand for its new products, general downward trends in the Company's industry and other risk factors as described in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectation or any change in events, conditions or circumstances on which such statement is based.

    CONTACT: AFP Imaging Corporation
             David Vozick, Chairman or Donald Rabinovitch, President
             914-592-6100
             www.afpimaging.com or www.dent-x.com